EXHIBIT 10.47

LOAN AGREEMENT

THIS LOAN AGREEMENT, dated June 12th, 2012, made in Hong Kong, by and between:

Party A: Ocean Wise International Industrial Limited, a Hong Kong incorporated company, with address at: 1301 Bank of America Tower, 12 Harcourt Road, Central Hong Kong.

Party B: Medical Care Technologies Inc., a Nevada, USA incorporated company, with its corporate address at: Room 815, No. 2 Building Beixiaojie, Dongzhimen Nei, Beijing, People’s Republic of China 10009.

RECITALS

WHEREAS, Party B desires to receive funding to cover its 65% joint venture interest costs for the Shenzhen Phase 1 and 2

License; and Party A desires to provide Party B with the loan in United States Dollars. For the purpose to define the rights and obligations of both parties hereto, Party A and Party B enter into this Loan Agreement (this "Agreement") on the principle of equality and mutual benefit.

ARTICLE I

AMOUNT AND TERM OF LOAN

1.1. Party A agrees, subject to the terms and conditions of this Agreement, to extend loan in USD at an annual interest rate of 12% to Party B (the "Loan"). The amount of the Loan shall be USD 285,645.00.

1.2. The term of the Loan shall be six (6) months, commencing from June 12, 2012 to  December 12, 2012. This is the “Maturity Date”.

1.3. Party B shall repay in full to Party A the Loan that Party A extends to Party B on or prior to the Maturity Date.

ARTICLE II

METHOD OF BORROWING AND USE OF LOAN PROCEEDS

2.1 As time is of the essence in securing the Shenzhen Phase I and II License, Loan Proceeds will be wired directly to designated account below for payment of Phase I and II License:

Bank Name:	Shenzhen Development Bank
Bank Address:	Offshore Banking Dept. - #5047 Shennan East Road, Shenzhen, Guangdong, China 518001

Bank Account Name:	Joy License (Shenzhen) Limited
Bank ABA Number:	Swift - SZDBCNBS
Bank Account Number:	11008889712810

Loan Proceeds to be transferred no later than three (3) business days, after signing of the Loan.

2.2 Party B shall not use such Loan for any purposes in violation of any governing laws and regulations, otherwise Party A may at any time require Party B to repay the Loan.

ARTICLE III

PARTY B's REPRESENTATIONS AND WARRANTIES

Party B hereby represents and warrants to Party A that:

3.1. Party B is a legal incorporated company of the State of Nevada, USA, has all the necessary rights, power and capability to enter into and perform all the duties and obligations hereunder, and that this Agreement shall be binding upon Party B after the execution hereof.

3.2. Party B will resolve appropriately any issues not covered hereunder in conjunction with Party A in accordance with relevant laws and policies.

ARTICLE IV

PARTY A's REPRESENTATIONS AND WARRANTIES

4.1. Party A is an accredited investor as that term is defined in Rule 501(a) of Regulation D, has all the necessary rights, power and capability to enter into and perform all the duties and obligations hereunder, and that this Agreement shall be binding upon Party A after the execution hereof.

ARTICLE V

CONFIDENTIALITY

5.1 Without written consent of the other party, neither Party shall disclose to any third parties this Agreement or any information disclosed by any Party hereto during the performance of this Agreement, except such disclose is necessary for compliance with relevant laws and regulations, court rules and/or governmental or regulatory or stock exchange rules; unless such information become public known not as a result of violation of this Article 5.1.

ARTICLE VI

WAIVER

6.1. No waiver of any breach hereof or failure of any Party in exercising any power or right hereunder shall operate as a waiver of other breach or further breach hereof, nor waiver of all the power or right hereunder.

6.2. Any delay of any Party in exercising any power or right hereunder shall operate as a waiver thereof.

ARTICLE VII

SEVERABILITY

7.1 If any provision of this Agreement shall be held invalid, illegal or unenforceable in any respect under any governing laws and regulations, such invalidity, illegality or unenforceability shall not affect any other provision hereof.

ARTICLE VIII

DEFAULT

If any of the following events of default (each, an “Event of Default”) shall occur:

8.1 Failure to Pay Principal or Interest. Party B fails to pay the principal hereof or interest thereon when due on Loan, at Maturity.

8.2 Breach of Representations and Warranties. Any representation or warranty of Party B made herein or in any agreement, statement or certificate given in writing pursuant hereto or in connection herewith, shall be false or misleading in any material respect when made and the breach of which has (or with the passage of time will have) a material adverse effect on the rights of Party A with respect to this Loan Agreement.

8.3 Liquidation. Any dissolution, liquidation, or winding up of Party B or any substantial portion of its business;

Then UPON THE OCCURRENCE AND DURING THE CONTINUATION OF ANY EVENT OF DEFAULT SPECIFIED IN SECTIONS 8.1, 8.2 AND/OR 8.3, THE LOAN, including principal and all accrued interest incurred up to occurrence of any such event of default, SHALL BECOME IMMEDIATELY DUE AND PAYABLE (hereinafter referred to as the “Default Amount”) AND PARTY B SHALL PAY AS PENALTY FOR OCCURRENCE OF EVENT OF DEFAULT TO PARTY A:

8.4 THE DEFAULT SUM defined as FORTY (40%) PERCENT OF PARTY B’S JOINT VENTURE SHARE IN REACHOUT HOLDINGS LIMITED

8.5 So long as Party B remains in default and fails to pay the Default Amount, then Party A shall have the right to demand at any time from Party B, and for every five (5) business days that Party B remains in default, to immediately issue, an additional FIVE (5%) PERCENT OF PARTY BS JOINT VENTURE SHARE IN REACHOUT HOLDINGS LIMITED until such time the Default Amount is paid in FULL or Party Bs joint venture share in Reachout Holdings Limited is reduced to ZERO holdings.

ARTICLE IX

ENTIRE AGREEMENT

9.1. This Loan Agreement contains all the agreement and understanding between the Parties with respect to the Loan.

9.2. This Loan Agreement shall supersede all prior agreements, understandings, letter of intent, documents or communications between both Parties or their representatives and advisors relating to the Loan. Neither Party shall bring forward any claims against the other Party by reference to such superseded agreements, understandings, letter of intent, documents or communications.

9.3. No amendment to this Loan Agreement or any provisions hereof shall be effective unless it shall be agreed in writing by both Parties.

ARTICLE X

TAXES, FEES AND EXPENSES

10.1 Any and all taxes, fees and expenses that are payable as a result of the Loan shall be solely borne by the Party exercising its rights hereunder, unless either Party A or Party B has been expressly required to pay the same under applicable law or this Loan Agreement.

ARTICLE XI

BREACH

11.1. Failure by any of Party A or Party B in performing its obligations hereunder shall constitute a breach of this Loan Agreement.

11.2. The Party in breach of this Loan Agreement shall indemnify the other Party for all economic damages suffered as a result of such breach.

11.3. If this Loan Agreement or any portion hereof cannot be performed due to negligence of any Party hereto, such Party shall be held liable for breach, and the other Party shall have the right to terminate this Agreement. If both Parties have negligence, each of Party A and Party B shall take respective responsibilities to the extent of loss and damage.

ARTICLE XII

GOVERNING LAW

12.1 This Loan Agreement shall be governed by and construed in accordance with the internal laws of Hong Kong, without giving effect to the choice of law provisions.

ARTICLE XIII

SIGNATURES

13.1 This Loan Agreement shall be signed in two counterparts, each of Party A and Party B shall hold a copy thereof, with the same legal effect, and shall become effective after being signed by both Parties.

IN WITNESS WHEREOF, the Parties have executed this Loan Agreement as of the date first written above in Hong Kong.

Party A:	Ocean Wise International Industrial Limited
Managing Member: BEI Shu

(Signature)

Party B:	Medical Care Technologies Inc.
President & CEO: Ning C. Wu

(Signature)